UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(AMENDMENT NO. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 30, 2022

THERAPEUTICSMD, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-00100	87-0233535
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

951 Yamato Road, Suite 220

Boca Raton, FL 33431

(Address of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code: (561) 961-1900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	TXMD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230-405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

TherapeuticsMD, Inc., a Nevada corporation (the “Company”), previously filed a Current Report on Form 8-K dated December 30, 2022 (the “Current Report”) with the Securities and Exchange Commission on January 3, 2023 to report the Company completed its previously announced transaction (the “Transaction”) with Mayne Pharma LLC, a Delaware limited liability company (“Mayne Pharma”) and subsidiary of Mayne Pharma Group Limited, an Australian public company (ASX: MYX), pursuant to which the Company and its subsidiaries (i) granted Mayne Pharma an exclusive license to commercialize the Company’s Imvexxy®, Bijuva® and prescription prenatal vitamin products sold under the BocaGreenMD® and vitaMedMD® brands in the United States and its possessions and territories, (ii) assigned to Mayne Pharma the Company’s exclusive license to commercialize Annovera® in the United States and its possessions and territories, and (iii) sold certain other assets to Mayne Pharma in connection therewith. With the completion of the closing of the above transactions, the Company was able to recapitalize and transform into a pharmaceutical royalty company (the “Transformation”).

The purpose of this amendment to the Current Report is to include (i) additional information required under Item 5.02 in connection with management transitions following the Transaction and (ii) the pro forma financial information relating to the Transformation required under Item 9.01. Except for the foregoing, this Form 8-K/A No. 1 effects no other changes to the Current Report.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 30, 2022 (the “Closing Date”), the Company terminated Dr. Brian Bernick and Mr. Mark Glickman as the Company’s Interim Co-Chief Executive Officers and Principal Executive Officers. The separations with Mr. Glickman and Dr. Bernick are terminations without “Good Cause,” as defined in that certain employment agreement, dated October 15, 2021, by and between Mr. Glickman and the Company, and that certain amended and restated employment agreement, dated November 24, 2020, as amended, by and between Dr. Bernick and the Company, and each of Mr. Glickman and Dr. Bernick is entitled to receive the separation benefits provided therein upon his execution of a general release of all claims against the Company and its affiliates. Mr. Glickman’s employment agreement was previously filed as exhibit to the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on March 23, 2022. Pursuant to the separation benefits under their respective employment agreements, Mr. Glickman and Dr. Bernick are each entitled to receive (i) the executive’s annual base salary for a period of twelve (12) months following the effective date of such termination, (ii) an amount equal to the executive’s targeted annual bonus award for 2022, (iii) COBRA benefits for a period of twenty-four (24) months following the executive’s termination, (iv) all unvested equity compensation, including performance-based equity at target level achievement, held by the executive will vest as of the effective date of such termination, and (v) payment for accrued but unused paid time off consistent with the Company’s policies and procedures therefor in effect (the “Separation Benefits”). Mr. Glickman will also be eligible to receive $100,000 for ongoing consulting services, payable within 60 days following termination. In addition to the amount received for ongoing consulting services and the Separation Benefits, Mr. Glickman is eligible to receive, subject to execution of a general release of all claims against the Company and its affiliates, the fourth tranche of his performance bonus ($131,250) awarded under the 2022 Executive Retention and Performance Bonus Plan (the “ERB-Plan”) payable within 60 days following termination and the second tranche of his performance bonus ($131,250) awarded under the ERB-Plan, in exchange for providing transition assistance to the Company through March 31, 2023, to be paid as two equal installments.

On January 4, 2023, the Board appointed Mr. Marlan Walker, the Company’s General Counsel, as the Company’s Chief Executive Officer and Principal Executive Officer. The information regarding Mr. Walker required by Items 401(b), (d) and (e) of Regulation S-K is set forth in the Company’s Amendment No. 1 to its Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on April 29, 2022, and such information is incorporated herein by reference. Other than as described in this Current Report on Form 8-K, since the beginning of the Company’s last fiscal year, the Company has not engaged in any transactions, and there are no proposed transactions, or series of similar transactions, in which the Company was or is to be a participant and in which Mr. Walker had a direct or indirect material interest in which the amount involved exceeds or exceeded $120,000.

Item 9.01	Financial Statements and Exhibits.

(b) Pro forma financial information.

The unaudited pro forma condensed consolidated financial information of the Company giving effect to the Transformation is filed as Exhibit 99.1 hereto and incorporated herein by reference.

(d) Exhibits.

Exhibit Index

Exhibit No.	Description

99.1	Pro Forma Financial Statements with Respect to the Transformation of the Company.

104	Cover Page Interactive Data File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2023	THERAPEUTICSMD, INC.

/s/ Marlan Walker
Marlan Walker
Principal Executive Officer